UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2017

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

On December 14, 2017, Bionik Laboratories Corp. (the “Company”) entered into an Allonge to Demand Note, dated as of December 11, 2017, with respect to that certain Demand Note, dated January 23, 2013, as amended, and an Allonge to Demand Note, dated as of December 11, 2017, with respect to that certain Demand Note, dated January 25, 2013, as amended (collectively, the “Allonges”), each with Neville Hogan, an advisor to the Company, pursuant to which (i) Mr. Hogan shall not make any demand of any principal or accrued and unpaid interest on either of the Demand Notes referred to in the Allonges until June 30, 2018 (extended from December 31, 2017), or earlier in the discretion of the Company, and (ii) the interest rate of each of the Demand Notes referred to in the Allonges was changed to 12% per annum.

The foregoing description of the Allonges are not complete and are subject to and qualified in its entirety by reference to the Allonges, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Allonge to Demand Note
10.2	Allonge to Demand Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 14, 2017

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer